Exhibit 99.1
CRITEO REPORTS STRONG SECOND QUARTER 2025 RESULTS

Raises Full Year 2025 Outlook
Deployed $104 Million to Repurchase Shares in the First Half of 2025

NEW YORK - July 30, 2025 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the global platform connecting the commerce ecosystem, today announced financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Financial Highlights:

The following table summarizes our consolidated financial results for the three months and six months ended June 30, 2025:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	YoY Change	2025	2024	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$483	$471	2%	$934	$921	1%
Gross Profit	$259	$233	11%	$495	$450	10%
Net Income	$23	$28	(18)%	$63	$37	72%
Gross Profit margin	54%	49%	5ppt	53%	49%	4 ppt
Diluted EPS	$0.39	$0.46	(15)%	$1.05	$0.58	81%
Cash from operating activities	$(1)	$17	(108)%	$61	$31	95%
Cash and cash equivalents	$206	$217	(5)%	$206	$217	(5)%

Non-GAAP Results[1]
Contribution ex-TAC	$292	$267	9%	$556	$521	7%
Adjusted EBITDA	$89	$93	(4)%	$182	$164	11%
Adjusted diluted EPS	$0.92	$1.08	(15)%	$2.02	$1.88	7%
Free Cash Flow (FCF)	$(36)	$(4)	(823)%	$9	$(3)	386%
FCF / Adjusted EBITDA	(41)%	(4)%	(37)ppt	5%	(2)%	7 ppt

"Our second quarter results highlight disciplined execution and a solid foundation for the future,” said Michael Komasinski, Chief Executive Officer of Criteo. “We are building a unified, outcome-based advertising platform for the next decade of commerce, anchored on AI innovation, to deliver long-term value for clients, partners, and shareholders.”

Operating Highlights

•Criteo's media spend2 was $4.3 billion in the last 12 months and $1.0 billion in Q2 2025, flat year-over-year at constant currency3.
•Retail Media Contribution ex-TAC grew 11% year-over-year at constant currency3 and same-retailer Contribution ex-TAC4 retention for Retail Media was 112%.
•We expanded our platform adoption to 4,000 brands and added new retailers, including Thermo Fisher, BJ's Wholesale Club, and grocers Weis Markets, Winn-Dixie, and Harveys Supermarkets via our digital commerce partner Mercatus in the U.S.
•We launched our Auction-Based Display technology, bringing programmatic flexibility into Retail Media environments.
•We launched a global integration with Mirakl Ads to unlock mid-to-long-tail activation and accelerate marketplace revenue growth.
•Performance Media Contribution ex-TAC was up 6% year-over-year at constant currency3.
•We signed a global Commerce Media partnership with dentsu, a leading global marketing and advertising agency network, marking the first time a holding company will leverage our complete Commerce Media Platform stack.
•We renewed and expanded our multi-year global partnership with another major holding company, now including all of our platform’s powerful commerce solutions.
•We deployed $104 million of capital for share repurchases in the first half of 2025.
•Todd Parsons has been promoted to Chief Product Officer and President, Performance Media, and Sherry Smith to President, Retail Media.

•Stefanie Jay was appointed to the Company's Board of Directors at the 2025 Annual General Meeting of Shareholders.

___________________________________________________
1 Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Media spend is defined as the media spend activated on behalf of our Retail Media clients and our Performance Media clients.
3 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the U.S. dollar.
4 Same-retailer Contribution ex-TAC retention is the Contribution ex-TAC generated by clients that were live with us in a given quarter and are still live with us in the same quarter in the following year.

Financial Summary

Revenue for Q2 2025 was $483 million, gross profit was $259 million and Contribution ex-TAC was $292 million. Net income for Q2 2025 was $23 million. This represents $0.39 per share on a diluted basis. Adjusted EBITDA for Q2 2025 was $89 million, resulting in an adjusted diluted EPS of $0.92. As reported, revenue for Q2 increased 2%, gross profit increased 11% and Contribution ex-TAC increased 9%. At constant currency, revenue for Q2 2025 was flat and Contribution ex-TAC increased 7%. Cash flow from operating activities was $(1) million in Q2 2025 and Free Cash Flow was $(36) million in Q2 2025. As of June 30, 2025, we had $241 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “Our second quarter results reflect the strength of our diversified offering and global client base. We are raising our full-year 2025 guidance and remain confident in our business strategy, as demonstrated by the deployment of $104 million for share repurchases in the first half of 2025.”

Second Quarter 2025 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue increased 2% year-over-year in Q2 2025, or was flat at constant currency, to $483 million (Q2 2024: $471 million). Gross profit increased 11% year-over-year in Q2 2025 to $259 million (Q2 2024: $233 million). Gross profit as a percentage of revenue, or gross profit margin, was 54% (Q2 2024: 49%). Contribution ex-TAC in the second quarter increased 9% year-over-year, or increased 7% at constant currency, to $292 million (Q2 2024: $267 million).

•Retail Media revenue increased 11%, or 11% at constant currency, reflecting continued strength in Retail Media onsite. Retail Media Contribution ex-TAC increased 11%, or 11% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.
•Performance Media revenue increased 1%, or decreased (1)% at constant currency, and Performance Media Contribution ex-TAC increased 9%, or 6% at constant currency, driven by the traction of our suite of commerce solutions helping advertisers drive measurable performance across the entire buyer journey, partially offset by lower AdTech services.

Net Income and Adjusted Net Income

Net income was $23 million in Q2 2025 (Q2 2024: net income: $28 million). Net income allocated to shareholders of Criteo was $21 million, or $0.39 per share on a diluted basis (Q2 2024: net income allocated to shareholders of $27 million, or $0.46 per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $51 million, or $0.92 per share on a diluted basis (Q2 2024: $64 million, or $1.08 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $89 million, representing a decrease of (4)% year-over-year (Q2 2024: $93 million). This was driven by planned growth investments, including investments in our people and marketing events, partially offset by higher Contribution ex-TAC over the period. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 31% (Q2 2024: 35%).

Operating expenses increased 16% year-over-year to $228 million (Q2 2024: $196 million), mostly driven by planned growth investments and the accelerated amortization of intangible assets. Non-GAAP operating expenses increased 18% year-over-year to $175 million (Q2 2024: $149 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities was $(1) million in Q2 2025 (Q2 2024: $17 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition and disposals of intangible assets, property and equipment was $(36) million in Q2 2025: (Q2 2024: $(4) million). On a trailing 12-month basis, Free Cash Flow was $194 million.

Cash and cash equivalents, and marketable securities, were $241 million, a $(91) million decrease compared to December 31, 2024, after spending $(104) million on share repurchases in the six months ended June 30, 2025.

As of June 30, 2025, the Company had total financial liquidity of approximately $746 million, including its cash position, marketable securities, revolving credit facility and treasury shares reserved for M&A.

2025 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of July 30, 2025.

Fiscal year 2025 guidance:
•We now expect Contribution ex-TAC to grow +3% to +4% at constant currency, compared to our previous guidance of low-single-digit growth at constant currency.
•Adjusted EBITDA margin of approximately 33% to 34% of Contribution ex-TAC.

Third quarter 2025 guidance:
•Contribution ex-TAC between $277 million and $283 million, or +5% to +7% year-over-year at constant-currency.
•Adjusted EBITDA between $81 million and $87 million.

The above guidance for the third quarter and fiscal year ending December 31, 2025 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.909, a U.S. dollar-Japanese Yen rate of 150, a U.S. dollar-British Pound rate of 0.776, a U.S. dollar-Korean Won rate of 1,411 and a U.S. dollar-Brazilian Real rate of 5.81.

The above guidance assumes that no additional acquisitions are completed during the third quarter of 2025.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity related compensation, which includes employee equity awards compensation and director fees for share purchases, pension service costs, certain acquisition costs, certain restructuring, integration and transformation costs, and other nonrecurring or noncash items impacting net income that we do not consider indicative of our ongoing business performance. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity related compensation, which includes employee equity awards compensation and director fees for share purchases, amortization of acquisition-related assets, certain restructuring, integration and transformation costs, certain acquisition costs, other nonrecurring or noncash items impacting net income that we do not consider indicative of our ongoing business performance, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate equity related compensation, which includes employee equity awards compensation and director fees for share purchases, amortization of acquisition-related assets, certain restructuring, integration and transformation costs, certain acquisition costs, other nonrecurring or noncash items. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending September 30, 2025 and the year ending December 31, 2025, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions or strategic transactions materialize as expected, uncertainty regarding international operations and expansion, including related to changes in a specific country's or region's political or economic conditions (such as changes in or new tariffs), the impact of competition or client in-housing, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, client flexibility to increase or decrease spend, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2025, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and fluctuating interest rates in the U.S. have impacted and may continue to impact Criteo's business, financial condition, cash flow and results of operations.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, July 30, 2025, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 800 836 8184
•International:            +1 646 357 8785
•France                080-094-5120

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global platform connecting the commerce ecosystem for brands, agencies, retailers, and media owners. Its AI-powered advertising platform has unique access to more than $1 trillion in annual commerce sales—powering connections with shoppers, inspiring discovery, and enabling highly personalized experiences. With thousands of clients and partnerships spanning global retail to digital commerce, Criteo delivers the technology, tools, and insights businesses need to drive performance and growth. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, m.dambre@criteo.com

Criteo Public Relations
Jessica Meyers, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$205,703	$290,693
Trade receivables, net of allowances of $ 26.7 million and $ 28.6 million at June 30, 2025 and December 31, 2024, respectively	667,763	800,859
Income taxes	24,180	1,550
Other taxes	58,849	53,883
Other current assets	51,617	50,887
Marketable securities - current portion	17,884	26,242
Total current assets	1,025,996	1,224,114
Property and equipment, net	126,359	107,222
Intangible assets, net	160,098	158,384
Goodwill	534,901	515,188
Right of Use Asset - operating lease	113,846	99,468
Marketable securities - noncurrent portion	17,580	15,584
Noncurrent financial assets	5,378	4,332
Other noncurrent assets	59,830	61,151
Deferred tax assets	70,147	81,006
Total noncurrent assets	1,088,139	1,042,335
Total assets	$2,114,135	$2,266,449

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$628,833	$802,524
Contingencies - current portion	4,174	1,882
Income taxes	8,796	34,863
Financial liabilities - current portion	13,096	3,325
Lease liability - operating - current portion	29,051	25,812
Other taxes	17,106	19,148
Employee - related payables	89,779	109,227
Other current liabilities	42,713	49,819
Total current liabilities	833,548	1,046,600
Deferred tax liabilities	4,550	4,067
Defined benefit plans	5,471	4,709
Financial liabilities - noncurrent portion	335	297
Lease liability - operating - noncurrent portion	88,459	77,584
Contingencies - noncurrent portion	31,688	31,939
Other noncurrent liabilities	22,560	20,156
Total noncurrent liabilities	153,063	138,752
Total liabilities	986,611	1,185,352

Shareholders' equity:
Common shares, €0.025 par value, 57,854,895 and 57,744,839 shares authorized, issued and outstanding at June 30, 2025 and December 31, 2024, respectively.	1,933	1,931
Treasury stock, 5,527,535 and 3,467,417 shares at cost as of June 30, 2025 and December 31, 2024, respectively.	(190,834)	(125,298)
Additional paid-in capital	715,243	709,580
Accumulated other comprehensive loss	(64,451)	(108,768)
Retained earnings	627,084	571,744
Equity attributable to the shareholders of Criteo S.A.	1,088,975	1,049,189
Noncontrolling interests	38,549	31,908
Total equity	1,127,524	1,081,097
Total equity and liabilities	$2,114,135	$2,266,449

CRITEO S.A.
Consolidated Statement of Operations
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenue	$482,671	$471,307	$934,105	$921,362

Cost of revenue
Traffic acquisition cost	190,602	204,214	377,664	400,381
Other cost of revenue	33,551	34,248	60,947	70,913

Gross profit	258,518	232,845	495,494	450,068

Operating expenses:
Research and development expenses	79,610	59,639	140,359	126,497
Sales and operations expenses	108,215	95,069	197,104	187,911
General and administrative expenses	40,238	41,199	79,409	88,368
Total operating expenses	228,063	195,907	416,872	402,776
Income from operations	30,455	36,938	78,622	47,292
Financial and other income (expense)	(1,801)	(284)	501	897
Income before taxes	28,654	36,654	79,123	48,189
Provision for income taxes	5,734	8,595	16,192	11,564
Net income	$22,920	$28,059	$62,931	$36,625

Net income available to shareholders of Criteo S.A.	$21,250	$26,987	$59,178	$34,231
Net income available to noncontrolling interests	$1,670	$1,072	$3,753	$2,394

Weighted average shares outstanding used in computing per share amounts:
Basic	52,986,068	54,684,560	53,480,338	54,915,140
Diluted	55,133,569	58,974,186	56,162,459	59,151,582

Net income allocated to shareholders per share:
Basic	$0.40	$0.49	$1.11	$0.62
Diluted	$0.39	$0.46	$1.05	$0.58

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net income	$22,920	$28,059	$62,931	$36,625
Noncash and nonoperating items	28,238	22,413	70,868	82,574
- Amortization and provisions	36,902	21,089	60,485	46,324
- Equity awards compensation expense	20,059	20,686	37,194	47,978
- Net (gain) or loss on disposal of noncurrent assets	41	574	41	574
- Change in uncertain tax positions	(289)	875	(289)	1,757
- Net change in fair value of earn-out	—	(50)	—	3,187
- Change in deferred taxes	5,547	4,915	12,435	8,089
- Change in income taxes	(39,907)	(26,165)	(44,195)	(28,420)
- Other	5,885	489	5,197	3,085
Changes in assets and liabilities:	(52,555)	(33,285)	(72,855)	(87,995)
- Trade receivables	(2,564)	(21,536)	161,379	136,520
- Trade payables	(28,910)	8,711	(203,241)	(193,210)
- Other current assets	20,908	10,333	12,448	3,743
- Other current liabilities	(42,783)	(28,703)	(42,928)	(32,236)
- Change in operating lease liabilities and right of use assets	794	(2,090)	(513)	(2,812)
Net cash provided by operating activities	(1,397)	17,187	60,944	31,204
Cash flows from investing activities
Acquisition of intangible assets, property and equipment	(35,292)	(21,229)	(52,342)	(35,073)
Disposal of intangibles assets, property and equipment	410	110	369	730
Payment for business, net of cash acquired	—	—	—	(527)
Purchases of marketable securities	(5,949)	(153)	(17,398)	(824)
Maturities and sales of marketable securities	16,644	14	27,646	537
Net cash used in investing activities	(24,187)	(21,258)	(41,725)	(35,157)
Cash flows from financing activities
Proceeds from exercise of stock options	52	812	1,897	1,207
Repurchase of treasury stocks	(48,328)	(40,352)	(104,496)	(102,495)
Change in other financing activities	(73)	(378)	(544)	(810)
Net cash used in financing activities	(48,349)	(39,918)	(103,143)	(102,098)
Effect of exchange rates changes on cash and cash equivalents	(6,214)	(6,175)	(995)	(13,507)
Net decrease in cash and cash equivalents and restricted cash	(80,147)	(50,164)	(84,919)	(119,558)
Net cash and cash equivalents and restricted cash at the beginning of the period	286,171	341,862	290,943	411,257
Net cash and cash equivalents and restricted cash at the end of the period	$206,024	$291,698	$206,024	$291,698

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(40,383)	$(23,403)	$(48,241)	$(24,571)
Cash paid for interest	$(344)	$(326)	$(588)	$(653)
Noncash investing and financing activities
Intangible assets, property and equipment acquired through payables	$4,633	$5,146	$4,633	$5,146

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

CASH FROM OPERATING ACTIVITIES	$(1,397)	$17,187	$60,944	$31,204
Acquisition of intangible assets, property and equipment	(35,292)	(21,229)	(52,342)	(35,073)
Disposal of intangible assets, property and equipment	410	110	369	730
FREE CASH FLOW (1)	$(36,279)	$(3,932)	$8,971	$(3,139)

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition and disposition of intangible assets, property and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Gross Profit	258,518	232,845	495,494	450,068

Other Cost of Revenue	33,551	34,248	60,947	70,913

Contribution ex-TAC (1)	$292,069	$267,093	$556,441	$520,981

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Segment	2025	2024	YoY Change	YoY Change at Constant Currency (2)	2025	2024	YoY Change	YoY Change at Constant Currency (2)
Revenue
Retail Media	$60,913	$54,777	11%	11%	$120,411	$105,649	14%	14%
Performance Media	421,758	416,530	1%	(1)%	813,694	815,713	—%	—%
Total	482,671	471,307	2%	—%	934,105	921,362	1%	1%

Contribution ex-TAC
Retail Media	60,009	53,866	11%	11%	118,799	104,035	14%	15%
Performance Media	232,060	213,227	9%	6%	437,642	416,946	5%	5%
Total (1)	$292,069	$267,093	9%	7%	$556,441	$520,981	7%	7%

(1) Refer to the Non-GAAP Financial Measures section of this filing for the definition of the Non-GAAP metric.
(2) Constant currency measures exclude the impact of foreign currency fluctuations and are computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	YoY Change	2025	2024	YoY Change
Net income	$22,920	$28,059	(18)%	$62,931	$36,625	72%
Adjustments:
Financial income	1,796	284	532%	(152)	(897)	83%
Provision for income taxes	5,734	8,595	(33)%	16,192	11,564	40%
Equity related compensation	21,543	21,877	(2)%	37,423	49,168	(24)%
Pension service costs	195	172	13%	378	344	10%
Depreciation and amortization expense(2)	35,764	25,077	43%	61,457	49,995	23%
Restructuring, integration and transformation costs	556	9,366	(94)%	2,427	17,309	(86)%
Other noncash or nonrecurring events (2)	872	—	NM	872	—	NM
Total net adjustments	66,460	65,371	2%	118,597	127,484	(7)%
Adjusted EBITDA (1)	$89,380	$93,430	(4)%	$181,528	$164,109	11%

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.
(2) During the second quarter of 2025, the Company recorded accelerated amortization of $7.9 million, included in depreciation and amortization expense, and a nonrecurring impairment charge of approximately $0.9 million, recorded in other noncash or nonrecurring events, related to internally developed intangible assets, triggered by Alphabet Inc.’s decision not to proceed with the deprecation of third-party cookies in its Chrome browser.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	YoY Change	2025	2024	YoY Change
Research and Development expenses	$79,610	$59,639	33%	$140,359	$126,497	11%
Equity related compensation	5,398	9,059	(40)%	9,732	23,653	(59)%
Depreciation and Amortization expense (2)	25,739	12,275	110%	42,412	24,603	72%
Pension service costs	109	90	21%	210	181	16%
Restructuring, integration and transformation costs	16	2,237	(99)%	89	2,708	(97)%
Other noncash or nonrecurring events	872	—	NM	872	—	NM
Non-GAAP - Research and Development expenses	47,476	35,978	32%	87,044	75,352	16%
Sales and Operations expenses	108,215	95,069	14%	197,104	187,911	5%
Equity related compensation	7,354	5,334	38%	12,775	11,061	15%
Depreciation and Amortization expense	3,574	3,137	14%	6,913	6,370	9%
Pension service costs	24	26	(8)%	48	52	(8)%
Restructuring, integration and transformation costs	(12)	4,144	(100)%	54	4,639	(99)%
Non-GAAP - Sales and Operations expenses	97,275	82,428	18%	177,314	165,789	7%
General and Administrative expenses	40,238	41,199	(2)%	79,409	88,368	(10)%
Equity related compensation	8,791	7,483	17%	14,916	14,454	3%
Depreciation and Amortization expense	350	435	(20)%	683	888	(23)%
Pension service costs	62	56	11%	120	111	8%
Restructuring, integration and transformation costs	552	2,984	(82)%	2,284	9,962	(77)%
Non-GAAP - General and Administrative expenses	30,483	30,241	1%	61,406	62,953	(2)%
Total Operating expenses	228,063	195,907	16%	416,872	402,776	3%
Equity related compensation	21,543	21,877	(2)%	37,423	49,168	(24)%
Depreciation and Amortization expense	29,663	15,847	87%	50,008	31,861	57%
Pension service costs	195	172	13%	378	344	10%
Restructuring, integration and transformation costs	556	9,365	(94)%	2,427	17,309	(86)%
Other noncash or nonrecurring events	872	—	NM	872	—	NM
Total Non-GAAP Operating expenses (1)	175,234	$148,646	18%	325,764	304,094	7%

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.
(2) During the second quarter of 2025, the Company recorded accelerated amortization of $7.9 million, included in depreciation and amortization expense, and a nonrecurring impairment charge of approximately $0.9 million, recorded in other noncash or nonrecurring events, related to internally developed intangible assets, triggered by Alphabet Inc.’s decision not to proceed with the deprecation of third-party cookies in its Chrome browser.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income (Loss)
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	YoY Change	2025	2024	YoY Change

Net income	$22,920	$28,059	(18)%	$62,931	$36,625	72%
Adjustments:
Equity related compensation	21,543	21,877	(2)%	37,423	49,168	(24)%
Amortization of acquisition-related intangible assets	9,637	8,613	12%	18,635	17,292	8%
Restructuring related and transformation costs	556	9,366	(94)%	2,427	17,309	(86)%
Other noncash or nonrecurring events (2)	872	—	NM	872	—	NM
Tax impact of the above adjustments (3)	(4,739)	(4,198)	(13)%	(8,669)	(9,186)	6%
Total net adjustments	27,869	35,658	(22)%	50,688	74,583	(32)%
Adjusted net income (1)	$50,789	$63,717	(20)%	$113,619	$111,208	2%

Weighted average shares outstanding
- Basic	52,986,068	54,684,560		53,480,338	54,915,140
- Diluted	55,133,569	58,974,186		56,162,459	59,151,582

Adjusted net income per share
- Basic	$0.96	$1.17	(18)%	$2.12	$2.03	4%
- Diluted	$0.92	$1.08	(15)%	$2.02	$1.88	7%

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.
(2) During the second quarter of 2025, the Company recorded a nonrecurring impairment charge of approximately $0.9 million related to internally developed intangible assets, triggered by Alphabet Inc.’s decision not to proceed with the deprecation of third-party cookies in its Chrome browser.
(3) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.

CRITEO S.A.
Constant Currency Reconciliation(1)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	YoY Change	2025	2024	YoY Change

Gross Profit as reported	$258,518	$232,845	11%	$495,494	$450,068	10%

Other cost of revenue as reported	33,551	34,248	(2)%	60,947	70,913	(14)%

Contribution ex-TAC as reported(2)	292,069	267,093	9%	556,441	520,981	7%
Conversion impact U.S. dollar/other currencies	(6,137)	—		59
Contribution ex-TAC at constant currency	285,932	267,093	7%	556,500	520,981	7%

Traffic acquisition costs as reported	190,602	204,214	(7)%	377,664	400,381	(6)%
Conversion impact U.S. dollar/other currencies	(3,810)	—		577
Traffic acquisition costs at constant currency	186,792	204,214	(9)%	378,241	400,381	(6)%

Revenue as reported	482,671	471,307	2%	934,105	921,362	1%
Conversion impact U.S. dollar/other currencies	(9,947)	—		636
Revenue at constant currency	$472,724	$471,307	—%	$934,741	$921,362	1%

(1) Constant currency measures exclude the impact of foreign currency fluctuations and are computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
(2) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

CRITEO S.A.
Information on Share Count
(unaudited)

	Six Months Ended
	2025	2024
Shares outstanding as at January 1,	54,277,422	55,765,091
Weighted average number of shares issued during the period	(797,084)	(849,951)
Basic number of shares - Basic EPS basis	53,480,338	54,915,140
Dilutive effect of share-based awards - Treasury method	2,682,121	4,236,442
Diluted number of shares - Diluted EPS basis	56,162,459	59,151,582

Shares issued as at June 30, before Treasury stocks	57,854,895	59,063,486
Treasury stocks as of June 30,	(5,527,535)	(4,461,517)
Shares outstanding as of June 30, after Treasury stocks	52,327,360	54,601,969
Total dilutive effect of share-based awards	6,484,393	7,618,460
Fully diluted shares as at June 30,	58,811,753	62,220,429

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023

Clients	(3)%	—%	17,142	17,084	17,269	17,162	17,744	17,767	18,197	18,423	18,646

Revenue	2%	7%	482,671	451,434	553,035	458,892	471,307	450,055	566,302	469,193	468,934
Americas	(6)%	4%	199,797	192,908	274,620	206,816	212,374	198,365	280,597	219,667	208,463
EMEA	10%	13%	185,955	164,861	183,372	161,745	168,496	162,842	189,291	158,756	163,969
APAC	7%	3%	96,919	93,665	95,043	90,331	90,437	88,848	96,414	90,770	96,502

Revenue	2%	7%	482,671	451,434	553,035	458,892	471,307	450,055	566,302	469,193	468,934
Retail Media	11%	2%	60,913	59,498	91,889	60,765	54,777	50,872	76,583	49,813	44,590
Performance Media	1%	8%	421,758	391,936	461,146	398,127	416,530	399,183	489,719	419,380	424,344

TAC	(7)%	2%	190,602	187,062	218,636	192,789	204,214	196,167	249,926	223,798	228,717
Retail Media	(1)%	28%	904	708	1,661	1,182	911	703	2,429	1,377	1,072
Performance Media	(7)%	2%	189,698	186,354	216,975	191,607	203,303	195,464	247,497	222,421	227,645

Contribution ex-TAC (1)	9%	10%	292,069	264,372	334,399	266,103	267,093	253,888	316,376	245,395	240,217
Retail Media	11%	2%	60,009	58,790	90,228	59,583	53,866	50,169	74,154	48,436	43,518
Performance Media	9%	13%	232,060	205,582	244,171	206,520	213,227	203,719	242,222	196,959	196,699

Cash flow from operating activities	(108)%	(102)%	(1,397)	62,341	169,454	57,503	17,187	14,017	161,340	19,614	1,328

Capital expenditures	65%	104%	34,882	17,091	23,394	18,899	21,119	13,224	19,724	15,849	45,519

Net cash position	(29)%	(28)%	206,024	286,171	290,943	283,990	291,698	341,862	411,257	269,857	298,183

Headcount	4%	2%	3,621	3,533	3,507	3,504	3,498	3,559	3,563	3,487	3,514

Days Sales Outstanding (days - end of month) (2)	(1) days	3 days	65	68	62	65	64	66	58	61	69

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.
(2) From September 2023, we have amended the calculation of Days Sales Outstanding to consider the Iponweb acquisition. Days Sales Outstanding excluding Iponweb would have been 71 days for the same period.